Exhibit 10.13

EXECUTION COPY

AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this “Agreement”), effective as of January 1, 2015 (the “Effective Date”), is made and entered into by and between USHG, LLC, a New York limited liability company (f/k/a Union Square Hospitality Group, LLC) (the “Service Provider”), and SSE Holdings, LLC, a Delaware limited liability company and a subsidiary of the Service Provider (the “Company” and, together with the Service Provider, the “Parties”, and each, individually, a “Party”).

RECITALS

WHEREAS, the Company is in the hospitality and retail food service operation business (such operations, the “Operations”);

WHEREAS, the Service Provider is experienced in the management of hospitality and retail food service operations;

WHEREAS, the Service Provider has provided management services to the Company pursuant to a Management Services Agreement, dated as of October 16, 2009 (the “Original Agreement”);

WHEREAS, the Parties hereby desire to amend the scope of services that the Service Provider will provide the Company in connection with the Operations (such services, as more fully set forth on Schedule A hereto, the “Services”);

WHEREAS, the Company wishes to obtain the benefits of the Services from the Service Provider and desires to retain the Service Provider to provide the Services to the Company in the manner and on the terms hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties agree as follows.

1.                                      Services. Subject to the provisions of this Agreement, the Service Provider, through its officers, directors, employees, affiliates (other than the Company and its subsidiaries) and other designated representatives or agents (collectively, its “Representatives”), shall provide to the Company and any of its subsidiaries as the Company may designate to the Service Provider from time to time (collectively, the “Advisees”) the types of Services to the Company and its subsidiaries to the extent reasonably requested by the Company as set forth on Schedule A.  In its performance of the Services, the Service Provider shall exercise reasonable care and skill in performing the Services, using at least the care and skill, and with similar knowledge and expertise, as it exercises in performing similar services for itself.

2.                                      No Fees.  There shall be no fee payable by the Company to the Service Provider in connection with the delivery of the Services.

3.                                      Term.

(a)                                 This Agreement shall be effective, and the term of this Agreement (the “Term”) shall commence, as of the Effective Date and shall continue until the earlier of (i) December 31, 2019 and (ii) the date that this Agreement is terminated by mutual written consent of the Parties; provided, that this Agreement shall automatically renew for successive one (1)-year periods unless either Party provides the other with notice of its desire not to renew no later than sixty (60) days prior to the expiration of the initial Term or any renewal period.

(b)                                 Survival.  Notwithstanding any other provision hereof, Sections 4 through 16 hereof shall survive any termination of this Agreement.

4.                                      Decisions/Authority of Service Provider.

(a)                                 Limitation on Service Provider’s Liability. The Company reserves the right to make all decisions with regard to any matter upon which the Service Provider has rendered its advice and consultation, and, subject to Section 5 hereof, there shall be no liability to the Service Provider with regard to any matter upon which the Service Provider has rendered its advice and consultation.

(b)                                 Independent Contractor. The Service Provider (and, as applicable, its Representatives) shall act solely as an independent contractor and the Service Provider shall have complete charge of its personnel engaged in the performance of the Services or any other advice or services contemplated by this Agreement.  As an independent contractor, the Service Provider (and any applicable Representative) shall have authority only to act as an advisor to the Company and the other Advisees and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon any of the Company or any of the other Advisees or to obtain or incur any right, obligation or liability on behalf of any of the Company or any of the other Advisees.  Nothing contained in this Agreement shall cause the Service Provider, any of its Representatives or any of their respective partners or members or any of their respective affiliates, investment managers, investment advisors or partners to be deemed a partner of or joint venture with the Company or any of the other Advisees.

5.                                      Limitations on the Services of the Service Provider.  The Services of the Service Provider to the Company are not exclusive, and the Service Provider may engage in any other business or render similar or different services to other businesses, so long as its services to the Company hereunder are not impaired thereby.  Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Service Provider to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith.  It is understood that directors, officers, employees and holders of the Company’s limited liability company interests are or may become interested in the Service Provider and its affiliates, as directors, officers, employees, partners, unit holders, members, managers or otherwise, and that the Service Provider and directors, officers, employees, partners, unit holders, members and managers and affiliates of the Service Provider are or may become similarly interested in the Company as unit holders or otherwise.

6.                                      Conflict of Interest.  The Company and the Service Provider hereby agree and acknowledge that the Service Provider shall manage, sponsor and invest in other entities and some of the directors and officers of the Company also serve as directors and officers of such other entities.  This may create actual or perceived conflicts of interest. For example, certain assets appropriate for the Company may also be appropriate for one or more of these other entities, and the Service Provider may decide to make a particular purchase through another entity than through the Company.  The Service Provider shall make asset purchase and sale decisions for the Company at the same time as asset purchase and sale decisions are being made for other affiliated entities for which the Service Provider provides management or advisory services, which could lead to conflicts of interest. The Service Provider may also engage in business opportunities in the future that may compete with the Company for business opportunities.  The Service Provider may sponsor, control or manage entities that pursue, or may themselves pursue, the same types of business opportunities as are targeted by the Company.  Nothing herein shall prevent the Service Provider or any officers or employees of any of the foregoing entities from engaging in other businesses or from rendering services of any kind to any other person or entity, including investments in, or advisory services provided to others investing in, any type of asset, including assets which may meet the principal business objectives of the Company.

7.                                      Confidentiality.  The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement.  Except as may be required in carrying out this Agreement, all such confidential information shall not be disclosed to any third party without the prior consent of the providing party.  The foregoing limitation shall not apply to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

8.                                      Indemnification; Limitation of Liability.

(a)                                 Indemnification/Reimbursement of Expenses. The Company shall (i) indemnify the Service Provider, its Representatives and their respective affiliates, partners, members, directors, officers, employees, agents and controlling persons (each an “Indemnified Party” and collectively, the “Indemnified Parties”), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Agreement or the engagement of the Service Provider pursuant to, and the performance by any Indemnified Parties of the Services or any other advice or services contemplated by, this Agreement, except to the extent arising from the gross negligence of such Indemnified Party and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable and documented attorneys’ fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or any of its subsidiaries and whether or not resulting in any liability. An Indemnified Party shall notify the Company in writing within twenty (20) days of becoming aware of any losses, claims, damages or liabilities with respect to which indemnification is sought under this Section 8; provided, that failure to provide such notification shall not excuse the Company’s obligations under this Section 8, except to the extent the Company proves that it is actually and materially prejudiced thereby. No Indemnified Party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened claims for which indemnification or contribution is sought from the Company under this Section 8 without the written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(b)                                 Limited Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its subsidiaries or any of their respective holders of their securities or their creditors relating to or arising out of the engagement of the Service Provider pursuant to, or the performance by any Indemnified Party of the Services or any other advice or services contemplated by, this Agreement, except to the extent that any loss, claims, damage, liability, cost or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence.

9.                                      Notices. All notices, requests or other communications required or permitted hereunder shall be given in writing by hand delivery, overnight courier, registered mail, email, certified mail or other recorded delivery, return receipt requested, postage prepaid, to the Party to receive the same at its respective address set forth below, or at such other address as may from time to time be designated by such Party to the other in accordance with this Section 6:

If to the Service Provider, to:	USHG, LLC
24 Union Square East
6th Floor
New York, NY 10003
Attention: General Counsel

If to the Company, to:	SSE Holdings, LLC
24 Union Square East
5th Floor
Attention: Ronald Palmese, Jr., General Counsel
Email: rpalmese@ushgnyc.com

All such notices and communications hereunder shall be deemed given when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities or the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

10.                               Assignment.  The rights and obligations of each of the Parties shall not be assigned without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.                               Amendments.  This Agreement, and the provisions hereof, may be altered, amended, modified or superseded only in a writing executed by all of the Parties.

12.                               Enforcement, Waiver.  No waiver of or failure to exercise any option, right or privilege under the terms of this Agreement by any of the Parties on any occasion or occasions shall be construed to be a further or continuing waiver of any such option, right or privilege or as waiver of any other option, right or privilege on any other occasion.

13.                               Entire Agreement.  This Agreement shall constitute the entire agreement among the Parties with respect to the subject matter and supersedes all previous agreements among the Parties relating to the subject matter hereof.

14.                               No Third-Party Beneficiaries.  This Agreement is for the benefit of the Parties and shall not create any third party beneficiary rights.

15.                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction by any governmental authority, (i) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any provision in any other jurisdiction, (ii) such provision shall be invalid, illegal or unenforceable only to the extent of such prohibition or invalidity, (iii) the Parties shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible and (iv) to the extent such covenant or provision is deemed by any court or arbitrator to be illegal, invalid or unenforceable, the Parties agree that such court or arbitrator shall modify such covenant or provision so that such covenant or provision shall be valid, legal and enforceable as originally intended to the greatest extent possible.

16.                               Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

17.                               Governing Law; No Jury Trial.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts entered into and to be performed entirely within such state without regard to conflicts-of-laws principles that would require the application of any other law.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

18.                               Construction and Interpretation.  This Agreement shall not be construed for or against either Party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.  This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of any Party.  The natural persons executing this Agreement on behalf of each Party have the full right, power and authority to do and affirm the foregoing warranty on behalf of each Party and on their own behalf.  The captions on sections are provided for purposes of convenience and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.  All pronouns and singular or plural references as used herein shall be deemed to have interchangeably (where the sense of the sentence requires) a masculine, feminine or neuter, and/or singular or plural meaning, as the case may be.

19.                               Further Assurances.  The Parties covenant and agree that they will sign such further agreements, assurances, waivers and documents, attend such meetings, and do and perform or cause to be done and performed such further and other acts and things as may be reasonably necessary or desirable from time to time in order to give full effect to this Agreement and every part hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Management Services Agreement to be executed by their duly authorized persons as of the date hereof.

USHG, LLC

By	/s/ Jeff Flug
Name: Jeff Flug
Title: President

SSE HOLDINGS, LLC

By	/s/ Randy Garutti
Name: Randy Garutti
Title: Chief Executive Officer

SCHEDULE A

SERVICES

The Services described herein shall be provided in a manner and scope consistent with the services provided by the Service Provider to the Company in periods prior to the date of this Agreement.

1.                                      Executive Leadership Services.

Executive leadership and strategic services shall be provided by the Service Provider through the services of its Chief Executive Officer, Daniel Meyer; President, Jeff Flug; Chief Financial Officer, Ashley Campbell; Chief Culture Officer, Erin Moran; and other members of the Services Provider’s senior management, including to draw upon the position and reputation of the Service Provider as a leading provider of restaurant management services and of the executive leaders, as individuals, to advance the goals of the Company.

2.                              Menu Innovation Advisory Services.

Menu innovation advisory services shall be provided by Daniel Meyer.  Mr. Meyer shall work with the Company’s “menu innovation committee”, including attending tastings and providing input on menu content and pricing selections.

3.                                Strategic Development Advisory Services.

Strategic development services shall be provided by Daniel Meyer.  Mr. Meyer shall advise the Company on its growth strategies, including new territories and expansion of new and existing markets.

4.                                Leadership Development Services.

Service Provider will provide training, testing and team and culture development programs and classes for the Company’s employees and management, including the Company’s New Leader Orientation, through December 31, 2015.  Thereafter, leadership development services will be reduced in scope and duration, as mutually agreed upon by the Parties.

5.                                Human Resource Services.

Service Provider will, at the Company’s request: (1) manage and administer employee benefit programs, (2) assist the Company in managing corporate human resources compliance, (3) manage human resources information systems data and (4) build reports and analyze the data.  In addition, at such time that the Company brings the above services in-house, Service Provider will provide the necessary support to the Company to ensure a seamless transition of such services.